SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               AIM GROWTH SERIES

A Special Meeting of Shareholders of AIM Euroland Growth Fund was held on August 17, 2001.

At such meeting, shareholders of AIM Euroland Growth Fund were asked to:

1.* Elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.
2.   Approve a new Investment Advisory Agreement with A I M Advisors, Inc.
3. Approve a new Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Asset Management Limited.
4.   Approve changing the fundamental investment restrictions of the Fund.
5.   Approve making the investment objective of the Fund non-fundamental.
6. Ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

The results of the voting on the above matters were as follows:

                                                                    Withheld/
        Trustees/Matter                            Votes For     Abstentions
        ---------------                            ---------     -----------
(1)*    Robert H. Graham...........................99,512,845      1,838,025
        Frank S. Bayley............................99,506,310      1,844,560
        Ruth H. Quigley............................99,428,522      1,922,348
        Bruce L. Crockett..........................99,524,735      1,826,135
        Owen Daly II...............................99,399,439      1,951,431
        Albert R. Dowden...........................99,536,284      1,814,586
        Edward K. Dunn, Jr.........................99,464,033      1,886,837
        Jack M. Fields.............................99,538,446      1,812,424
        Carl Frischling............................99,448,226      1,902,644
        Prema Mathai-Davis.........................99,459,830      1,891,040
        Lewis F. Pennock...........................99,524,247      1,826,623
        Louis S. Sklar.............................99,523,581      1,827,289

                                                                                                    Votes       Withheld/
        Matter                                                               Votes For             Against    Abstentions
        ------                                                               ---------             -------    -----------
(2)     Approval of a new Investment Advisory Agreement with
        A I M Advisors, Inc.................................................. 12,939,543           442,247      608,938

(3)     Approval of a new Sub-Advisory Agreement between A I M Advisors, Inc.
        and INVESCO Asset Management Limited..................................12,859,892           485,907      644,929

--------

* Proposal 1 required approval by a combined vote of all of the portfolios of AIM Growth Series

                                                                                                    Votes       Withheld/
        Matter                                                               Votes For             Against    Abstentions
        ------                                                               ---------             -------    -----------

(4)(a)  Approval of the Modification of the Fundamental Restriction on
        Portfolio Diversification.............................................10,137,043           534,211    3,319,474**

(4)(b)  Approval of the Modification of the Fundamental Restriction on
        Issuing Senior Securities and Borrowing Money.........................10,014,318           639,683    3,336,727**

(4)(c)  Approval of the Modification of the Fundamental Restriction on
        Underwriting Securities...............................................10,079,697           566,303    3,344,728**

(4)(d)  Approval of the Modification to or Addition of the Fundamental
        Restriction on Industry Concentration.................................10,121,499           525,370    3,343,859**

(4)(e)  Approval of the Modification of the Fundamental Restriction on
        Real Estate Investments...............................................10,089,108           556,519    3,345,101**

(4)(f)  Approval of the Modification of the Fundamental Restriction on
        Purchasing or Selling Commodities.....................................10,023,248           620,693    3,346,787**

(4)(g)  Approval of the Modification of the Fundamental Restriction on
        Making Loans...........................................................9,966,695           663,284    3,360,749**

(4)(h)  Approval of the Modification of the Fundamental Policy on Investment
        in Investment Companies...............................................10,013,736           621,646    3,355,346**

(5)     Approval of Making the Investment Objective of the Fund
        Non-Fundamental........................................................9,961,612           671,440    3,357,676**

(6)     Ratification of the selection of PricewaterhouseCoopers LLP as
        Independent Accountants of the Fund...................................13,254,739           256,865      479,124

--------

**   Includes Broker Non-Votes